Financial News Release

CONTACTS:
Tom Liguori	Annie Leschin
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
Tom.liguori@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES SECOND QUARTER RESULTS

•	Revenue of $136.8 million

•	GAAP earnings of $(5.68) per diluted share

•	Non-GAAP earnings of $0.43 per diluted share

•	Ended quarter with $183.2 million in cash and marketable securities
Fort Collins, Colo., August 3, 2015 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the second quarter ended June 30, 2015. The company reported second quarter sales of $136.8 million compared with $141.1 million in the first quarter of 2015 and $146.3 million in the second quarter of 2014. On a GAAP basis, net income was $(232.5) million or $(5.68) per diluted share due to one-time, primarily non-cash, charges related to the winding down of the inverter business. Non-GAAP adjusted net income was $17.7 million or $0.43 per diluted share. A reconciliation of non-GAAP net income and earnings per share is provided in the tables below. The company ended the quarter with $183.2 million in cash and marketable securities, a sequential increase of $27.3 million.
“Midway through 2015, the semiconductor market remains robust and the expansion of our industry-leading products into other precision power markets is contributing to our strong non-GAAP results,” said Yuval Wasserman, President and CEO of Advanced Energy. “With the decision to wind down the inverter business, the true power of our business model to generate strong profitability and cash flow becomes evident as we drive towards strengthening our leadership position in precision power.”

Results Excluding the Inverter Business
Excluding the inverter business, sales were $104.6 million in the second quarter of 2015, slightly below the first quarter’s sales of $105.8 million and up 27.9% from $81.8 million in the second quarter of 2014. In line with the company’s served market, sales to semiconductor declined slightly in the quarter from near-record highs, while improvements in some industrial applications also contributed. Non-GAAP operating income for the business excluding inverters was $28.6 million, or 27.3% of sales.
Inverters
Closing out the second quarter 2015, inverter sales were $32.2 million, slightly down from $35.3 million in the first quarter 2015, and down 50.0% from $64.5 million in the second quarter of 2014. Non-GAAP operating income for Inverters was $(213.2) million due to the charges related to the wind down.
Restructuring and Tax charges
During the quarter, the company incurred $201.1 million in charges related to the wind down of the inverter business that was announced on June 29, 2015. These include:

•
Restructuring charges of $168.4 million consisting of $154.6 million for impairment of goodwill and intangibles, $12.3 million to write down fixed assets and $1.5 million for contract settlement costs.

•	An inventory write-down of $15.0 million that is included in cost of sales, and

•	A reserve for accounts receivable of $17.7 million that is included in selling, general and administrative expense.
Income taxes include a non-cash tax accrual of $48 million which is expected to reverse in the second half of 2015. The tax amount relates to applying the annual tax rate to quarterly taxable income which is heavily impacted by the restructuring charges. The total year 2015 GAAP tax expense is currently anticipated to range from zero to a slight tax benefit.
The remainder of the restructuring plan is expected to be substantially complete by year end. Total year restructuring, tax and other charges related to the wind down are anticipated to be $260 million to $290 million, consistent with the range included in the June 29th press release. Cash costs for the wind down are expected to be $20 million to $30 million in 2015.
Net (Loss) Income
On a GAAP basis net loss for the second quarter of 2015 was $(232.5) million or $(5.68) per diluted share, compared with net income of $21.3 million or $0.52 per diluted share in the first quarter, and $10.6 million or $0.26 per diluted share in the second quarter 2014.
On a non-GAAP basis, adjusted net income for this quarter was $17.7 million or $0.43 per diluted share as compared to $23.6 million or $0.57 per diluted share in the first quarter of 2015, and $15.5 million or $0.38 per diluted share in the same period last year.
Third Quarter 2015 Guidance
Based on the company’s current view, guidance for the third quarter of 2015 is within the following ranges:

Non-GAAP
	Total Company	Inverters	Business excluding Inverters
Revenues	$126 - $137 million	$24 - $27 million	$102 - $110 million
Operating income	$17 - $25 million	$(5) - $(8) million	$25 - $30 million
GAAP EPS	$0.12 - $0.17
Non-GAAP EPS	$0.45 - $0.50

Second Quarter 2015 Conference Call
Management will host a conference call tomorrow morning, Tuesday, August 4, 2015, at 8:00 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 855-232-8958. International callers may access the call by dialing 315-625-6980. Participants will need to provide conference pass code 91167328. For a replay of this teleconference, please call 855-859-2056 or 404-537-3406 and enter pass code 91167328. The replay will be available for one week following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.

About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, precision power solutions for thin films processes and industrial applications. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
This release includes GAAP and non-GAAP income and per-share earnings data. Please note that beginning in 2013, Advanced Energy redefined its non-GAAP measures to exclude restructuring charges, acquisition-related costs, stock based compensation and amortization of intangibles and tax release items. For our third quarter ending September 30th, 2015 guidance, we expect stock based compensation of $0.7 million, amortization of intangibles of $1.2 million and restructuring charges ranging between $35 million and $45 million in our Inverter business as we continue to wind down the segment. These non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. While some of the excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.
Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Forward-Looking Statements
The company’s guidance with respect to anticipated financial results for the third quarter ending September 30, 2015, estimates of future costs related to our inverter business and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) the effects of global macroeconomic conditions upon demand for our products; (b) the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry; (c) the volatility, seasonality and delays of renewable energy projects; (d) potential decreases in customer orders and sales and disruptions in operations, supplier relationships and employee relations given the decision to wind down the Solar Inverter business; (e) the company's ability to identify and execute upon a sale of the assets (if any) of the Solar Inverter business; (f) unanticipated developments that may prevent or delay wind down or sale activities; (g) the company's ability to realize on its plan to avoid costs as it winds down the Solar Inverter business; (h) the accuracy of the company's estimates and assumptions on which its financial statement projections are based, including estimates and assumptions related to the wind down of the Solar Inverter business; (i) the impact of price changes resulting from a variety of factors; (j) the timing of orders received from customers; (k) the company’s ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (l) the company’s ability to obtain materials and manufacture products; and (m) unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's investor relations page at http://ir.advanced-energy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015	2014

SALES	$136,791	$146,285	$141,118	$277,909	$287,233
COST OF SALES	96,513	93,739	81,374	177,887	182,026
GROSS PROFIT	40,278	52,546	59,744	100,022	105,207
	29.4%	35.9%	42.3%	36.0%	36.6%
OPERATING EXPENSES:
Research and development	14,047	15,736	14,242	28,289	29,878
Selling, general and administrative	40,546	22,828	21,754	62,300	42,559
Amortization of intangible assets	1,894	2,226	1,891	3,785	4,101
Restructuring charges	168,393	244	—	168,393	244
Total operating expenses	224,880	41,034	37,887	262,767	76,782
OPERATING (LOSS) INCOME	(184,602)	11,512	21,857	(162,745)	28,425
OTHER INCOME (EXPENSE), NET	154	25	1,066	1,221	(71)
(Loss) income before income taxes	(184,448)	11,537	22,923	(161,524)	28,354
Provision for income taxes	48,012	891	1,647	49,659	2,993
NET (LOSS) INCOME	$(232,460)	$10,646	$21,276	$(211,183)	$25,361

Basic weighted-average common shares outstanding	40,946	40,540	40,740	40,843	40,677
Diluted weighted-average common shares outstanding	40,946	41,147	41,129	40,843	41,419

EARNINGS PER SHARE:

BASIC EARNINGS PER SHARE	$(5.68)	$0.26	$0.52	$(5.17)	$0.62
DILUTED EARNINGS PER SHARE	$(5.68)	$0.26	$0.52	$(5.17)	$0.61

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2015	2014
ASSETS	UNAUDITED

Current assets:
Cash and cash equivalents	$169,663	$125,285
Marketable securities	13,538	3,083
Accounts receivable, net	91,432	124,150
Inventories, net	78,056	95,082
Deferred income tax assets	13,992	14,011
Income taxes receivable	11,822	5,555
Other current assets	11,356	9,588
Total current assets	389,859	376,754

Property and equipment, net	12,250	28,976

Deposits and other	1,620	2,052
Goodwill and intangibles, net	82,056	250,403
Deferred income tax assets	26,271	26,384
Total assets	$512,056	$684,569

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$49,451	$53,040
Other accrued expenses	104,712	59,530
Total current liabilities	154,163	112,570

Long-term liabilities	97,441	97,034

Total liabilities	251,604	209,604

Stockholders' equity	260,452	474,965
Total liabilities and stockholders' equity	$512,056	$684,569

* December 31, 2014 amounts are derived from the December 31, 2014 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015	2014
SALES:
Precision Power Products	$104,610	$81,832	$105,839	$210,449	$164,704
Inverters	32,181	64,453	35,279	67,460	122,529
Total Sales	$136,791	$146,285	$141,118	$277,909	$287,233

OPERATING (LOSS) INCOME:
Precision Power Products	$28,632	$18,362	$31,103	$59,735	$41,573
Inverters	(44,841)	(6,606)	(9,246)	(54,087)	(12,904)
Total segment operating (loss) income	(16,209)	11,756	21,857	5,648	28,669
Restructuring charges	(168,393)	(244)	—	(168,393)	(244)
Other income (expense), net	154	25	1,066	1,221	(71)
(Loss) income before income taxes	$(184,448)	$11,537	$22,923	$(161,524)	$28,354

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and operating income, excluding certain items	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015	2014

Gross Profit, as reported	$40,278	$52,546	$59,744	$100,022	$105,207
Operating expenses, as reported	224,880	41,034	37,887	262,767	76,782
Adjustments:
Restructuring charges	(168,393)	(244)	—	(168,393)	(244)
Acquisition-related costs	—	(470)	—	—	(730)
Stock-based compensation	(853)	(1,495)	(589)	(1,442)	(3,259)
Amortization of intangible assets	(1,894)	(2,226)	(1,891)	(3,785)	(4,101)
Nonrecurring inventory impairment	(14,994)	—	—	(14,994)	—
Nonrecurring accounts receivable impairment	(17,661)	—	—	(17,661)	—
Nonrecurring executive severance	—	(867)	—	—	(867)
Non-GAAP operating expenses	21,085	35,732	35,407	56,492	67,581
Non-GAAP operating income	$19,193	$16,814	$24,337	$43,530	$37,626

Reconciliation of Non-GAAP measure - income excluding certain items	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015	2014

(Loss) income, net of tax, as reported	$(232,460)	$10,646	$21,276	$(211,183)	$25,361
Adjustments, net of tax
Restructuring charges	167,063	225	—	167,063	225
Acquisition-related costs	—	434	—	—	662
Stock-based compensation	792	1,380	547	1,339	2,924
Amortization of intangible assets	1,757	2,052	1,755	3,512	3,694
Nonrecurring tax items	50,272	—	—	50,272	—
Nonrecurring accounts receivable impairment	16,389	—	—	16,389	—
Nonrecurring inventory impairment	13,914	—	—	13,914	—
Nonrecurring executive severance	—	800	—	—	800
Non-GAAP income, net of tax	$17,727	$15,537	$23,578	$41,306	$33,666
*Note: The impact of the non-tax deductible goodwill impairment recorded in our second quarter exaggerated our income tax rate resulting in significant book tax expense as compared to our pre-tax book loss.  Therefore for preparation of our non-GAAP information we have applied an estimated normalized tax rate of 7.2%, which is consistent with our Q1 tax rate in order to tax effect the non-GAAP items above. Additionally, we assessed the tax impact of this one time event by applying this estimated tax rate to our “book operating income excluding restructuring” in order to arrive at our estimated non-GAAP non-recurring tax add-back of $50.3 million above.

Reconciliation of Non-GAAP measure - per share earnings excluding certain items	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015	2014

Diluted earnings per share, as reported	$(5.68)	$0.26	$0.52	$(5.17)	$0.61
Add back:
per share impact of Non-GAAP adjustments, net of tax	6.11	0.12	0.05	6.17	0.20
Non-GAAP per share earnings	$0.43	$0.38	$0.57	$1.00	$0.81

OTHER SELECTED DATA (UNAUDITED)

Based on the decision by the Company to exit the inverter segment in a wind-down of operations commencing effective June 29, 2015 we have ceased allocating corporate overhead to the inverter segment as of that date. These costs include allocated costs which have historically been shared between the inverter segment and the precision power segment but which going forward will burden solely our single reporting segment, the precision power business. For comparability to assist the reader with understanding how our results would have been reported had we not had the inverter segment we have prepared the following Non-GAAP presentation. The following non-GAAP tables present historical comparative periods presented on a consistent basis with this forward looking presentation approach with respect to internal costs. We have eliminated from the historical GAAP segment presentation for inverters the corporate overhead expenses previously allocated to inverters and these costs have been reflected as burdening the Precision Power segment (reflected below in the column "Non-GAAP results excluding inverter amounts").

Reconciliation of Non-GAAP measure - Revenue & operating income excluding certain items	Three months ended June 30, 2015			Six months ended June 30, 2015
	As reported	Amounts related to Inverter	Amounts excluding Inverter	As reported	Amounts related to Inverter	Amounts excluding Inverter
Revenues	$136,791	$32,181	$104,610	$277,909	$67,460	$210,449

Operating (loss) income as reported	$(184,602)	$(213,234)	$28,632	$(162,745)	$(222,480)	$59,735
Adjustments
Restructuring charges	168,393	168,393	—	168,393	168,393	—
Acquisition-related costs	—	—	—	—	—	—
Stock-based compensation	853	159	694	1,442	260	1,182
Nonrecurring tax items	—	—	—	—	—	—
Nonrecurring inventory impairment	14,994	14,994	—	14,994	14,994	—
Nonrecurring accounts receivable impairment	17,661	17,661	—	17,661	17,661	—
Amortization of intangible assets	1,894	793	1,101	3,785	1,586	2,199
Non-GAAP Operating income (loss)	$19,193	$(11,234)	$30,427	$43,530	$(19,586)	$63,116

Reconciliation of Non-GAAP measure - Revenue & operating income excluding certain items	Three months ended June 30, 2014			Six months ended June 30, 2014
	As reported	Amounts related to Inverter	Amounts excluding Inverter	As reported	Amounts related to Inverter	Amounts excluding Inverter
Revenues	$146,285	$64,453	$81,832	$287,233	$122,529	$164,704

Operating income (loss) as reported	$11,512	$(6,606)	$18,118	$28,425	$(12,904)	$41,329
Adjustments
Restructuring charges	244	189	55	244	189	55
Acquisition-related costs	470	—	470	730	—	730
Stock-based compensation	1,495	280	1,215	3,259	727	2,532
Amortization of intangible assets	2,226	1,115	1,111	4,101	2,225	1,876
Nonrecurring executive severance	867	—	867	867	—	867
Non-GAAP Operating income (loss)	$16,814	$(5,022)	$21,836	$37,626	$(9,763)	$47,389